UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

JAMES RIVER GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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300 Meadowmont Village Circle, Suite 333
Chapel Hill, North Carolina 27517

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2006

Dear Stockholder:

The 2006 Annual Meeting of Stockholders of James River Group, Inc. will be held on Tuesday, May 23, 2006 at 10:00 a.m., Eastern time, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, New York 10104, for the following purposes:

1.	To elect four Class I directors for a three-year term expiring in 2009;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006; and

3.	To transact other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has designated the close of business on April 6, 2006 as the record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting.

A list of such stockholders will be available for inspection by any stockholder for any purpose germane to the meeting at the meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at our principal executive offices at 300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please mark, sign and date the enclosed proxy promptly and return it in the envelope provided. No postage is required if the proxy card is mailed in the United States. Stockholders who are present at the Annual Meeting may withdraw their proxy and vote in person if they so desire.

By Order of the Board of Directors,
Judy D. Young Secretary

Chapel Hill, North Carolina
April 20, 2006

TABLE OF CONTENTS

Proxy Statement	1
General Information Regarding Annual Meeting	1
Proposal 1 – Election of Directors	3
Security Ownership of Certain Beneficial Owners and Management	5
Board of Directors and Committees	8
Report of the Compensation Committee on Executive Compensation	11
Executive Compensation	12
Stock Price Performance Graph	17
Certain Relationships and Related Transactions	18
Section 16(a) Beneficial Ownership Reporting Compliance	19
Report of the Audit Committee	19
Proposal 2 – Ratification of Independent Registered Public Accounting Firm	20
Principal Accounting Firm Fees and Services	20
Stockholder Proposals for 2007 Annual Meeting	21
Other Matters	21
Appendix I	22

300 Meadowmont Village Circle, Suite 333
Chapel Hill, North Carolina 27517

2006 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished to stockholders of James River Group, Inc., a Delaware corporation (the Company or James River) in connection with the solicitation of proxies by the Board of Directors of the Company. The proxies being solicited will be voted at the 2006 Annual Meeting of Stockholders (the Annual Meeting), to be held on Tuesday, May 23, 2006 at 10:00 a.m., Eastern time, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, New York 10104, or at any postponement or adjournment thereof, for the purpose of voting on proposals as set forth herein as well as other business matters which may arise. This proxy statement and the accompanying proxy card will first be mailed to stockholders on or about April 20, 2006.

GENERAL INFORMATION REGARDING ANNUAL MEETING

Record Date

Stockholders of record at the close of business on April 6, 2006 are entitled to notice of and to vote at the Annual Meeting. On the record date, there were approximately 15,087,308 shares of the Company’s common stock outstanding, and each such share is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

Quorum Requirements

A quorum is required to conduct the Annual Meeting. A majority of the outstanding shares entitled to vote must be present in person or by proxy at the Annual Meeting in order for a quorum to exist. Abstentions and broker non-votes count as present and voting for purposes of determining a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner. Shares represented by proxies that are marked WITHHOLD with respect to the election of directors will be counted as present in determining whether there is a quorum.

Vote Requirements

If a quorum is present at the Annual Meeting, the following vote is required for approval of each matter to be voted on:

Election of Directors — A plurality of the shares entitled to vote and present in person or by proxy at the Annual Meeting must be voted FOR a director nominee. ‘‘Plurality’’ means that the nominees who receive the largest number of votes cast are elected as director up to the maximum number of directors to be elected at the Annual Meeting. Consequently, proxies marked WITHHOLD and broker non-votes will have no impact on the election of directors.

Ratification of Appointment of Ernst & Young LLP — A majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting must be voted FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006. Proxies marked ABSTAIN and broker non-votes will have the practical effect of voting against this proposal.

Your Proxy

Whether or not you are able to personally attend the Annual Meeting, you are encouraged to vote your shares by completing, signing and returning the enclosed proxy card. Any stockholder giving a proxy has the power to revoke the proxy, or change the proxy, at the any time before the proxy is voted at the Annual Meeting by (i) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to Secretary, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517 or (ii) voting in person at the Annual Meeting.

Shares represented by properly executed proxy cards received by the Company prior to the Annual Meeting, and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting as directed in the signed proxy. If no directions are specified, such proxies will be voted FOR each of the proposals and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting.

If your shares are held in the name of a bank or brokerage firm, your bank or broker will send you a separate package describing the procedures and options for voting your shares. You should follow the instructions provided by your bank or brokerage firm. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors and ratification of the independent registered public accounting firm.

Attending the Annual Meeting

You are invited to attend the Annual Meeting. All stockholders, including holders of record, must present a form of personal identification in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank or broker, you must also present proof of your share ownership such as a bank or brokerage account statement.

Cost of Proxy Solicitation

The Company will bear the entire cost of this proxy solicitation. Brokers, custodians, nominees and other fiduciaries may be reimbursed by the Company for normal handling charges incurred for forwarding proxy materials to beneficial owners. Solicitation of proxies may be made by mail, personal interview, telephone or facsimile by directors, officers and other management employees of the Company, who will receive no additional compensation for such services.

Stockholders Sharing the Same Address

To reduce the expense of delivering duplicate proxy solicitation materials, the Company and some brokers may take advantage of the Securities and Exchange Commission’s ‘‘householding’’ rules. These householding rules permit the delivery of only one set of proxy solicitation materials to stockholders who share the same address, unless otherwise requested. Any stockholder of record who shares an address with another stockholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, upon written request addressed to: Secretary, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors consists of 11 members divided into three classes, with each director elected to serve a three-year term. Four Class I directors will be elected at the Annual Meeting, each to serve for a three-year term ending with the 2009 annual meeting of stockholders and until the election and qualification of his successor, or until his earlier death, resignation or removal. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Messrs. Alan N. Colner, Dallas W. Luby, A. Wellford Tabor and Nicolas D. Zerbib for election as Class I directors at the Annual Meeting. Proxies cannot be voted for more than four director nominees.

Each of the director nominees is standing for re-election to the Board of Directors in his current Class and has consented to serve for a new term. The Board of Directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our Board of Directors may recommend.

In connection with certain equity offerings, we previously entered into a stockholders' agreement, as amended, which directed the voting of shares for our Board of Directors. This agreement terminated simultaneously with our initial public offering in August 2005. Pursuant to the agreement, Messrs. Sinnott and Zerbib were appointed as directors by Trident II, L.P., Mr. Tabor was appointed by HRWCP 1, L.P., Mr. Bronfman was appointed by JRG Seven, LLC and Messrs. Colner, Fleishman and Wright were appointed by holders of our previously outstanding Series A convertible preferred stock other than Trident II, L.P. The agreement also provided that Mr. Abram would remain a director so long as he served as an officer of or held shares of the Company.

INFORMATION ABOUT DIRECTOR NOMINEES

Alan N. Colner, Director (Class I) since January 2003, Age 51. Since 2001, Mr. Colner has been a partner with Compass Advisors, LLP, an international investment banking firm. From 1996 to 2000, Mr. Colner served as Managing Director, Private Equity Investments at Moore Capital Management, Inc., a private investment advisor.

Dallas W. Luby, Director (Class I) since September 2003, Age 66. Mr. Luby retired from General Reinsurance Corporation in 2000. During his 37 year career with General Reinsurance Corporation, Mr. Luby held several senior positions, including Senior Vice President-Chief Underwriting Officer; Executive Vice President-Chief Marketing Officer North America and Executive Report for Claims Department; and Chairman, Chief Executive Officer and President of Herbert Clough (now known as General Re Intermediaries Corporation).

A. Wellford Tabor, Director (Class I) since June 2003, Age 37. Mr. Tabor is a Partner of Wachovia Capital Partners, LLC, the private equity arm of Wachovia Corporation, which he joined in 2000. Prior to that time, he was a director of the Beacon Group, an investment and advisory firm. He is currently a director of Concho Oil & Gas Corp. Wachovia Capital Markets, LLC, an affiliate of Wachovia Corporation, acted as one of the underwriters in our initial public offering.

Nicolas D. Zerbib, Director (Class I) since April 2005, Age 34. Mr. Zerbib is a Principal of Stone Point Capital LLC, a private equity firm, which was formed to acquire the private equity business of MMC Capital, Inc., a firm he joined in 1998.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ ALL
OF THE ABOVE-NAMED NOMINEES FOR DIRECTOR.

INFORMATION ABOUT CONTINUING DIRECTORS

Richard W. Wright, Director (Class III) since January 2003, Age 71. Mr. Wright is President of The Wright Group, Inc., a consulting firm he founded in 1992. From 1993 to 1996, Mr. Wright was a consultant for Jefferson Pilot Corporation on strategic planning and operational matters related to acquisitions. From 1993 to 1995, Mr. Wright was a special consultant to the Insurance Commissioner of Kentucky regarding the Kentucky Central Life Insurance Company. Mr. Wright is also currently the Vice Chairman of the Board of Directors of First Capital Bank in Glen Allen, Virginia, which he founded in 1999.

J. Adam Abram, Director (Class III) since our inception in September 2002, Age 50. Mr. Abram has served as President, Chief Executive Officer and director of James River since our inception. In 1992, Mr. Abram founded Front Royal, Inc., an insurance holding company for which he served as Chief Executive Officer until it was sold in 2001. Prior to founding Front Royal, Inc., Mr. Abram founded and served as President of Adaron Group, Inc., a developer of approximately two million square feet of commercial property in North Carolina.

Matthew Bronfman, Director (Class II) since June 2003, Age 46. Since 2000, Mr. Bronfman has served as a Managing Director of ACI Capital, a private equity firm specializing in middle market acquisitions. Mr. Bronfman also serves on the boards of Tweeter Home Entertainment Group and Blue Square Israel.

Joel L. Fleishman, Director (Class III) since January 2003, Age 72. Mr. Fleishman has been a professor at Duke University Law School since 1971. From September 1993 to June 2001, Mr. Fleishman served as President of Atlantic Philanthropies and subsequently served as a Senior Advisor to Atlantic until June 2003. Mr. Fleishman also serves on the boards of Boston Scientific Corporation and Polo Ralph Lauren Corporation.

John T. Sinnott, Director (Class II) since June 2003, Age 66. Since July 2005, Mr. Sinnott has served as Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc., a financial services company. From 2003 to July 2005, Mr. Sinnott served as a Senior Advisor to Marsh & McLennan. Mr. Sinnott joined Marsh & McLennan in 1963 and, until his retirement in 2003, held various positions at Marsh, Inc. and its predecessors including Chief Executive Officer and Chairman of the Board.

Michael H. Steinhardt, Director (Class II) since January 2003, Age 65. Since 1968, Mr. Steinhardt has been the Chairman and President of Steinhardt Management Co., Inc., an investment management company. Since 1993, Mr. Steinhardt has been Controls General Partner of Steinhardt Realty Partners, LP.

James L. Zech, Director (Class III) since January 2003, Age 48. Since 1995, Mr. Zech has been President of High Ridge Capital, LLC, a private equity investment company. In October 2005, Mr. Zech became an Investment Manager for Northaven Management, Inc., an investment management company. He is currently a director of Max Re Capital Ltd.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 23, 2006 by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock; (ii) each director and each director nominee; (iii) each named executive officer; and (iv) all executive officers and directors as a group. There were 15,087,308 shares of common stock outstanding as of March 23, 2006.

For purposes of the table below, shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of March 23, 2006 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, where applicable, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise stated, the business address for each person below is 300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent Of Class
Trident II, L.P. and related parties (1)	2,952,060	19.6%
c/o Maples & Calder Ugland House, Box 309 South Church Street Georgetown, Grand Cayman Cayman Islands
HRWCP 1, L.P. and related parties (2)	2,540,032	16.8%
5405 2 Morgan Hill Road South Woodstock, VT 05071
JRG Seven, LLC and related parties (3)	1,745,003	11.6%
c/o Holtz Rubenstein Remnick LLP 1430 Broadway, 17th Floor New York, NY 10018
Beck, Mack and Oliver LLC (4)	1,001,950	6.6%
360 Madison Avenue New York, NY 10017
J. Adam Abram (5)	986,721	6.4%
Matthew Bronfman (3)	1,745,003	11.6%
Alan N. Colner (6)	106,074	*
Michael E. Crow (7)	73,656	*
Joel L. Fleishman (8)	31,437	*
Michael P. Kehoe (9)	247,499	1.6%
Dallas W. Luby (10)	42,332	*
C. Kenneth Mitchell (11)	91,168	*
Michael T. Oakes (12)	190,719	1.3%
John T. Sinnott (13)	17,332	*
Michael Steinhardt (14)	238,580	1.6%
A. Wellford Tabor	—	—
Richard W. Wright (15)	72,236	*
James L. Zech (16)	2,453,393	16.3%
Nicolas D. Zerbib (17)	—	—
Directors and executive officers as a group (15 persons)	6,296,150	39.5%

* Less than one percent.

(1)	Based on the Form 13G filed by Trident II, L.P. on February 10, 2006 as of December 31, 2005, includes (1) 2,839,897 shares of common stock held by Trident II, L.P. (Trident II) for which Trident II has shared voting and investment power; (ii) 33,754 shares of common stock held by Marsh & McLennan Capital Professionals Fund, L.P. (Trident PF) for which Trident PF has shared voting and investment power; (iii) 75,379 shares of common stock held by Marsh & McLennan Employees’ Securities Company, L.P. (Trident ESC) for which Trident ESC has shared voting and investment power, collectively the Trident II Funds) and 3,030 shares of common stock held by Stone Point Capital LLC (Stone Point). The sole general partner of Trident II is Trident Capital II, L.P. (Trident II GP) and the general partners of Trident II GP are four single member limited liability companies, each of which is owned by a member of Stone Point (Charles Davis, Meryl Hartzband, James Carey and David Wermuth). Each of these single member limited liability companies disclaims beneficial ownership of securities that are, or may be deemed to be, beneficially owned by Trident II or Trident II GP. The sole general partner of Trident PF is Stone Point GP Ltd., a company controlled by the members of Stone Point. Although Trident ESC is not managed or controlled by Stone Point or any of its members, Trident ESC has entered into an agreement with Trident II and Trident PF, pursuant to which Trident ESC has agreed to dispose of its investment in our company in coordination with Trident II and Trident PF. Trident II disclaims beneficial ownership of securities that are, or may be deemed to be, beneficially owned by Trident ESC and Trident PF. The manager of Trident II and Trident PF is Stone Point, and the members of Stone Point are Charles Davis, Meryl Hartzband, James Carey, David Wermuth and Nicolas Zerbib. Each of Stone Point, Charles Davis, Meryl Hartzband, James Carey, David Wermuth and Nicolas Zerbib disclaims beneficial ownership of any securities that are, or may be deemed to be, beneficially owned by Trident II, Trident ESC and TridentPF.

(2)	Based on the Form 13G filed by HRWCP 1, L.P. on February 13, 2006 as of December 31, 2005, includes 276,753 shares of common stock held by High Ridge Capital Partners II, L.P. for which High Ridge Capital Partners II, L.P. has shared voting and investment power; 1,883,590 shares of common stock held by HRWCP 1, L.P. for which HRWCP 1, L.P. has shared voting and investment power; 129,960 shares of common stock held by Mr. Zech; and 86,639 shares of common stock held by Liberty Street Partners L.P. for which Liberty Street Partners, L.P. has shared voting and investment power. The general partner of HRWCP 1, L.P. is High Ridge GP Holdings, LLC. Steven J. Tynan and James L. Zech are the managers of High Ridge GP Holdings, LLC. Long Trail Ventures owns 100% of the equity interest in High Ridge GP Holdings, LLC. Liberty Street Partners, L.P. and Mr. Zech own 100% of the equity interest in Long Trail Ventures, LLC. The general partner of Liberty Street Partners, L.P. is Liberty Street Corp. Mr. Tynan and Lois Tynan own 100% of the equity interest in Liberty Street Corp. High Ridge GP II, LLC is the general partner of High Ridge Capital Partners II, L.P. Mssrs. Tynan and Zech are the managers of High Ridge GP II, LLC. Also includes options to purchase 8,090 shares of common stock held by Mr. Zech. Includes an additional 155,000 shares of common stock for which Mr. Zech shares voting and investment power held by four private investment funds for which Northaven Management, Inc. acts as the investment manager. Mr. Zech is an executive employee of Northhaven Management, Inc. and acquired a profit participation interest in Northaven Management, Inc. commencing on January 1, 2006.

(3)	Based on the Form 13G filed by JRG Seven, LLC on February 14, 2006 as of December 31, 2005, includes 87,854 shares of common stock held by Bronfman Associates III and includes 1,632,688 shares of common stock held by JRG Seven, LLC. Mr. Bronfman is the indirect majority owner of Bronfman Associates III and the manager of JRG Seven, LLC. Also includes 14,371 shares of common stock and options to purchase 8,090 shares of common stock held by Mr. Bronfman. Includes an additional 2,000 shares of common stock held by Mr. Bronfman’s wife. Does not include 6,500 shares of common stock held by Matthew Bronfman Long Term Trust for which Mr. Bronfman disclaims beneficial ownership.

(4)	Based on the Form 13G filed on January 26, 2006 by Beck, Mack & Oliver LLC (Beck) as of December 31, 2005, includes 1,001,950 shares of common stock, of which Beck has sole voting power with respect to 923,550 shares and sole dispositive power with respect to 1,001,950 shares of common stock.

(5)	Includes 367,308 shares of common stock, warrants to purchase 87,500 shares of common stock and options to purchase 362,887 shares of common stock held by Mr. Abram. Also includes 127,009 shares of common stock held by Abram Investments, LLC for which Abram Investments, LLC has shared voting and investment power. Also includes 42,017 shares of common stock held by Mr. Abram's mother, Jane M. Abram, for which Mr. Abram holds power of attorney. Does not include shares issuable upon exercise of options issuable to Mr. Abram pursuant to the preemptive right under his employment agreement. See ‘‘Executive Compensation — Employment Agreements — J. Adam Abram.’’

(6)	Includes 97,984 shares of common stock and options to purchase 8,090 shares of common stock.

(7)	Includes 9,249 shares of common stock, warrants to purchase 3,500 shares of common stock and options to purchase 60,907 shares of common stock.

(8)	Includes 22,347 shares of common stock and 8,090 options to purchase common stock held by Mr. Fleishman. Also includes 1,000 shares of common stock held by the Joel L. Fleishman Revocable Trust.

(9)	Includes 64,777 shares of common stock and options to purchase 182,722 shares of common stock.

(10)	Includes 25,000 shares of common stock and options to purchase 6,060 shares of common stock held by Mr. Luby. Also includes 11,272 shares of common stock held by Mayfair I, LLC. Mr. Luby is the manager of Mayfair I, LLC.

(11)	Includes 24,918 shares of common stock, warrants to purchase 26,250 shares of common stock and options to purchase 40,000 shares of common stock.

(12)	Includes 146,469 shares of common stock and options to purchase 44,250 shares of common stock.

(13)	Includes 11,272 shares of common stock held jointly by Mr. Sinnott and his wife and options to purchase 6,060 shares of common stock held by Mr. Sinnott.

(14)	Includes 230,490 shares of common stock and options to purchase 8,090 shares of common stock.

(15)	Includes 64,146 shares of common stock and options to purchase 8,090 shares of common stock.

(16)	Based on the Form 13G filed by HRWCP 1, L.P. on February 13, 2006 as of December 31, 2005 and on Form 4 filed on January 4, 2006, includes 276,753 shares of common stock held by High Ridge Capital Partners II, L.P. for which High Ridge Capital Partners II, L.P. has shared voting and investment power; 1,883,590 shares of common stock held by HRWCP 1, L.P. for which HRWCP 1, L.P. has shared voting and investment power; and 129,960 shares of common stock and options to purchase 8,090 shares of common stock held by Mr. Zech. See footnote (2). Includes an additional 155,000 shares of common stock for which Mr. Zech shares voting and investment power held by four private investment funds for which Northaven Management, Inc. acts as the investment manager. Mr. Zech is an executive employee of Northaven Management, Inc. and acquired a profit participation interest in Northaven Management, Inc. commencing on January 1, 2006.

(17)	Mr. Zerbib is a Principal of Stone Point, the manager of the Trident II Funds. Mr. Zerbib disclaims beneficial ownership of all stock that is, or may be deemed to be, beneficially owned by these entities. See footnote (1).

BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS

Our Board of Directors consists of 11 directors divided into three classes of approximately equal number of directors, with each director serving a three-year term and one class being elected at each annual meeting of stockholders. There are currently four directors in Class I (term expiring in 2006), three directors in Class II (term expiring in 2007) and four directors in Class III (term expiring in 2008). Our Board of Directors has determined that, in the judgment of the Board, all of our directors, except for Mr. Abram, are independent under the rules of the Nasdaq National Market.

Stockholders wishing to communicate with the Board of Directors or with an individual Board member with respect to the Company may do so by writing to the Board or the specific Board member and mailing the correspondence to: Attention: Secretary, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517.

There are four standing committees of the Board of Directors: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee. Copies of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are available under ‘‘Investor Relations — Corporate Governance’’ on our website at www.james-river-group.com. Each of these committees (other than the Investment Committee) is composed entirely of directors determined to be, in the judgment of the Board, independent under the rules of the Nasdaq National Market.

During 2005, the Board of Directors met six times and acted by written consent on various other occasions. All directors attended 75% or more of the meetings of the Board of Directors or the committees of the Board on which they serve, with the exception of Mssrs. Sinnott and Steinhardt, who each attended 71% of such meetings. We encourage, but do not require, our directors to attend the Annual Meeting.

AUDIT COMMITTEE

The Audit Committee consists of Messrs. Zech (Chairman), Fleishman, Luby and Zerbib. Our Board of Directors has determined that, in its judgment, each of these directors is independent under the rules of the Nasdaq National Market and that Mr. Zech is an ‘‘audit committee financial expert’’ as defined in applicable rules under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Zech is independent notwithstanding that he does not meet the safe harbor criteria under Rule 10A-3 of the Securities Exchange Act of 1934 due to his beneficial ownership of our common stock.

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:

•	the integrity of our financial statements and our financial reporting process;

•	internal and external auditing and the independent registered public accounting firm's qualifications and independence;

•	the performance of our internal audit function and independent registered public accounting firm;

•	the integrity of our systems of internal accounting and financial controls; and

•	our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with the independent registered public accounting firm at least quarterly. In addition, the Audit Committee must approve in advance any related party transaction that creates a conflict of interest situation and all audit and non-audit services. The Audit Committee met five times in 2005.

COMPENSATION COMMITTEE

The Compensation Committee consists of Messrs. Wright (Chairman), Tabor and Colner. The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, incentive compensation and equity-based compensation plans. The Compensation Committee met four times in 2005.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee consists of Messrs. Wright (Chairman), Bronfman, Zech and Zerbib. Among other things, the Nominating and Corporate Governance Committee is charged with:

•	identifying individuals qualified to become board members;

•	recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;

•	recommending to the Board of Directors individuals from time to time to fill vacancies on the Board of Directors; and

•	recommending a code of conduct and, if deemed appropriate by the Nominating and Corporate Governance Committee, corporate governance guidelines, to the Board of Directors.

The Nominating and Corporate Governance Committee did not meet during 2005.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Committee may also hire outside consultants or search firms and may seek assistance from legal, accounting or other advisors in identifying director candidates. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders on the same basis as other candidates. Any stockholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee to become a director nominee may do so by submitting a written recommendation to the committee in accordance with the Company’s procedures as set forth under ‘‘Stockholder Proposals for 2007 Annual Meeting’’.

In evaluating a candidate for director, the Nominating and Corporate Governance Committee considers, in addition to such other criteria as appropriate under the circumstances, a candidate’s integrity, judgment, knowledge, experience, skills, expertise and viewpoints which are likely to enhance the Board of Director’s ability to manage and direct the affairs and business of the Company, including the committees of the Board. The committee also takes into account independence requirements imposed by law or regulations (including the rules of the Nasdaq National Market) and, in the case of director candidates recommended by stockholders, may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the proposed director nominee.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all of our directors, executive officers and other employees. A copy of our Code of Conduct may be obtained by accessing our website, www.james-river-group.com, and selecting the ‘‘Investor Relations — Corporate Governance’’ tab or by sending a written request to the Company at: Secretary, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517. Any amendment to or waiver from a provision of the Code of Ethics which applies to our directors or executive officers will be promptly disclosed on the Company’s website.

DIRECTOR COMPENSATION

Directors who are also employees of the Company do not receive compensation for serving as directors. Non-employee directors receive an annual retainer in the amount of $20,000, and the Chairman of the Board receives an additional $20,000 annual retainer. Retainer fees are paid quarterly in arrears. Non-employee directors also receive cash compensation for full Board and committee meetings as follows:

Per Meeting Fee
Board of Directors	$1,500
Audit Committee	$1,000
Compensation Committee	$500
Investment Committee	$500
Nominating and Corporate Governance Committee	$500
Special Committees	$500

We also reimburse our directors (including employee directors) for reasonable out-of-pocket expenses incurred in connection with their service as directors. In 2005, the Board of Directors had one Special Committee, the Pricing Committee, which was responsible for overseeing the pricing of our common stock in connection with our initial public offering.

Our directors are eligible to receive non-qualified stock options and other equity-based awards under the 2005 Incentive Plan, when and if determined by the Compensation Committee, and have previously received non-qualified stock options under the 2003 Incentive Plan.

In January 2003, we entered into a consulting agreement with Mr. Wright, Chairman of the Board. Pursuant to the consulting agreement, Mr. Wright received an annual fee of $60,000 in exchange for services in his capacity as Chairman of the Board and other consulting services. This agreement was terminated in August 2005 immediately prior to our initial public offering and was replaced with a new agreement. Under the new agreement, Mr. Wright receives an annual fee of $40,000 for his consulting services. This agreement may be terminated by either party upon 90 days written notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to our initial public offering in August 2005, Messrs. Wright (Chairman) and Colner and John Clements, a former director, served as members of our Compensation Committee. Prior to the completion of our initial public offering, Mr. Tabor replaced Mr. Clements on this committee. None of our Compensation Committee members and none of our executive officers have had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

The Company’s compensation philosophy is to pay for performance. Through its compensation program, the Company is designed to establish a strong linkage between executive pay and both Company and individual performance. Executive performance will be defined and measured against the Company’s business and strategic goals, both for the holding company and the insurance subsidiaries, and individual performance objectives where appropriate. Actual results achieved are evaluated against performance objectives developed at the beginning of each year.

Base Salary

In determining base salary levels, the Committee considers the size and scope of the job, the competitive market in which the Company competes for talent as well as business, and an assessment of the executive’s performance. To determine the competitive market pay levels, the Committee considers several factors, including executive and Company performance, individual experience and pay levels at peer organizations. Peer organizations are selected based on comparability to the Company as a result of having similar lines of business and/or based on size, as measured by market capitalization and/or assets.

Annual Incentive

The goal of the annual incentive plan is to reward behavior and results that reinforce and support the Company’s objectives and build shareholder value. Performance criteria are set annually and may include Company business objectives and financial criteria applicable to the executive, the Company or both. At the end of the year, results are measured against the performance criteria established. All bonuses are payable at the full discretion of the Board of Directors.

Long-Term Incentive

The purpose of long-term incentive compensation is to align the interests of the Company’s executives with the interests of its shareholders. A further purpose is to provide a means through which the Company may attract able individuals and to provide a means whereby those individuals, upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, reinforcing their concern for the welfare of the Company. Equity grants are made at the discretion of the Compensation Committee pursuant to the 2005 Incentive Plan.

2005 EXECUTIVE OFFICER COMPENSATION

To establish 2005 compensation for the Company’s executive officers, including the Chief Executive Officer, the Compensation Committee considered individual roles, responsibilities and performance, pre-tax underwriting profits, return on equity, compensation paid in the prior year and, with respect to executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. For executive officers at the Company's insurance subsidiaries, the Compensation Committee also considered the financial performance of the respective subsidiary. For Messrs. Abram, Kehoe and Mitchell, the Compensation Committee took into account the terms of their employment agreements.

In addition, the Compensation Committee awarded stock options to the executive officers in connection with the effectiveness of the Company’s initial public offering. These options are exercisable at 100% of fair market value on the date of grant and vest ratably over four years. Mr. Abram received additional stock options pursuant to the terms of his employment agreement.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the total compensation received for services rendered to us during the fiscal years ended December 31, 2005 and 2004 by our Chief Executive Officer and our four other highest paid executive officers, all of whom we refer to herein as our ‘‘named executive officers’’.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation
							Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($) (3)
J. Adam Abram	2005	475,000		—		—	—	253,979	—	12,941
President and Chief Executive Officer	2004	475,000		400,000		—	—	120,240	—	17,544
Michael T. Oakes	2005	281,000		—		—	—	50,000	—	12,600
Executive Vice President and Chief Financial Officer	2004	193,910	(1)	225,000		—	—	88,500	—	26,698
Michael E. Crow	2005	183,750		135,000		—	—	5,000	—	12,711
Senior Vice-President — Finance; Chief Accounting Officer	2004	178,032		100,000		—	—	—	—	16,771
Michael P. Kehoe	2005	239,500		—		—	—	20,000	—	12,771
President and Chief Executive Officer, James River Management Company, Inc.	2004	204,000		250,000		—	—	—	—	16,964
C. Kenneth Mitchell	2005	358,904		45,000	(2)	—	—	10,000	—	12,713
President and Chief Executive Officer, Stonewood Insurance Management Company, Inc.	2004	346,800		30,000		—	—	80,000	—	12,671

(1)	Mr. Oakes joined us in April 2004.

(2)	This bonus will be paid in two installments of which two-thirds will be paid in the first fiscal quarter of 2006. Any unpaid portion of Mr. Mitchell’s bonus will be forfeited should Mr. Mitchell not remain with the Company until the second portion of the bonus is paid.

(3)	All other compensation in 2005 consists of: Mr. Abram — $12,600 for 401(k) match and $341 of taxable interest relating to a loan from James River, which loan was repaid in 2005; Mr. Oakes — $12,600 for 401(k) match; Mr. Crow — $12,600 for 401(k) match and $111 in taxable interest relating to a loan from James River, which loan was repaid in 2005; Mr. Kehoe — $12,600 for 401(k) match and $171 of taxable interest relating to a loan from James River, which loan was repaid in 2005 and Mr. Mitchell — $12,600 for 401(k) match and $113 of taxable interest relating to a loan from James River, which loan was repaid in 2005. In 2004, all other compensation consists of: Mr. Abram — $12,300 for 401(k) match, $4,100 for 401(k) profit sharing contribution and $1,144 of taxable interest on a loan from James River; Mr. Oakes — $3,878 for 401(k) profit sharing contribution and $22,820 of relocation expenses; Mr. Crow — $12,300 for 401(k) match, $4,100 for 401(k) profit sharing contribution and $371 of taxable interest on a loan from James River; Mr. Kehoe — $12,300 for 401(k) match, $4,100 for 401(k) profit sharing contribution and $564 of taxable interest on a loan from James River and Mr. Mitchell — $12,300 for 401(k) match and $371 of taxable interest on a loan from James River.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options granted to each of our named executive officers during fiscal 2005.

	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in 2005	Per Share Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
J. Adam Abram	218,895	48.4%	18.00	8/7/2015	2,477,914	6,279,521
	35,084	7.8%	21.00	9/12/2015	463,347	1,174,212
Michael T. Oakes	50,000	11.1%	18.00	8/7/2015	566,005	1,434,368
Michael E. Crow	5,000	1.1%	18.00	8/7/2015	56,601	143,437
Michael P. Kehoe	20,000	4.4%	18.00	8/7/2015	226,402	573,747
C. Kenneth Mitchell	10,000	2.2%	18.00	8/7/2015	113,201	286,874

All options granted to these executive officers in 2005 were granted under the 2005 Incentive Plan. The percentage of total options is based on an aggregate of 451,979 options granted to employees during 2005. Options vest at the rate of approximately 25% per year and have terms of 10 years from the date of grant, but may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability. The exercise price was equal to 100% of the fair market value at the date of grant.

In accordance with the rules of the Securities and Exchange Commission, potential realizable values are calculated by assuming that the fair market value of the common stock appreciates at the indicated rates of 5% and 10% per annum for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. These gains are based on assumed rates of appreciation compounded annually from the dates the respective options were granted until their expiration. Actual gains, if any, on exercised stock options will depend on the future performance of our common stock.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

There were no options exercised by the named executive officers in fiscal 2005.

The following table sets forth the number and value of unexercised options held by each of the named executive officers on December 31, 2005. The value of ‘‘in-the-money’’ stock options represents the positive spread between the exercise price of stock options and the fair market value of the options, based upon the Friday, December 30, 2005 closing price as reported by the Nasdaq National Market of $19.85 per share.

	Shares Acquired On Exercise		Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)
		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Adam Abram	—	—	233,089	547,190	4,626,817	10,861,722
Michael T. Oakes	—	—	22,125	116,375	439,181	2,310,044
Michael E. Crow	—	—	40,605	45,605	806,009	905,259
Michael P. Kehoe	—	—	121,815	141,815	2,418,028	2,815,028
C. Kenneth Mitchell	—	—	20,000	70,000	397,000	1,389,500

EMPLOYMENT AGREEMENTS

J. Adam Abram

In November 2002, we entered into an employment agreement with J. Adam Abram, our President and Chief Executive Officer, and amended the agreement on September 4, 2003. The agreement has an initial term of three years and automatically renews for three year terms thereafter unless written notice not to extend the term is provided by us or Mr. Abram at least 180 days prior to the end of the term. Mr. Abram's current annual base salary is $475,000, and he is eligible to receive discretionary bonuses as our Board may determine. Within 180 days after the close of each of our fiscal years, the Board will review Mr. Abram's performance during such fiscal year and decide whether to raise Mr. Abram's base salary and award any discretionary bonus. Mr. Abram may also participate in benefit plans generally available to our executive employees.

Upon the assent of 75% of the members of our Board (excluding Mr. Abram), we may terminate the agreement for cause (as defined in the agreement) and for performance if our operating results fail to meet certain operating targets. Mr. Abram is not permitted to participate in Board votes relating to his employment. We may also terminate the agreement without cause upon disability and may permit the agreement to expire at the end of a term. Mr. Abram may terminate the agreement for good reason (as defined in the agreement), resign or permit the agreement to expire at the end of a term.

If we terminate the agreement without cause or permit the term to expire (in either case other than for business performance), or if Mr. Abram terminates the agreement for good reason, Mr. Abram is entitled to his base salary for 36 months, continuation of benefits for 12 months and any discretionary bonus owed on his last day of employment. If we terminate the agreement for performance, Mr. Abram is entitled to his base salary for 18 months, continuation of benefits for 12 months and any discretionary bonus owed on his last day of employment. If we terminate the agreement for cause or disability, or if Mr. Abram resigns without good reason or permits the term to expire, we have no further obligations to Mr. Abram, except as provided in any stock option or bonus or incentive plan.

In addition, in certain circumstances, we are obligated to grant options to purchase our common stock (5% Options) to Mr. Abram equal to 5% of the total number of shares of common stock or securities convertible into common stock offered by us in equity financing transactions, until invested equity capital equals or exceeds $250 million. The exercise price per share of any such grant will be equal to the fair market value of the Company’s common stock on the closing of the financing transaction. As of March 23, 2006, invested equity capital was approximately $171.8 million.

Effective August 12, 2005, this agreement was amended to impose a condition on the 5% Options. Accordingly, any 5% Option (other than those in connection with the exercise of the underwriters' over-allotment option with respect to the Company's initial public offering) will be subject to the condition that the Company's cumulative return on equity (Cumulative ROE) exceeds 10%. For this purpose, Cumulative ROE is calculated as reported net income from June 30, 2005 to the end of the fiscal quarter immediately preceding the closing of such financing transaction, divided by the average of $176,765,645 and reported stockholders’ equity at the end of the fiscal quarter immediately preceding the closing of such financing. In the event that a financing transaction would have given rise to options but for the fact that the Cumulative ROE did not exceed 10% and a future financing results in the grant of a 5% Option, an additional 5% Option will be granted based on the number of shares issued or issuable in the relevant prior financing transaction, at an exercise price per share equal to the fair market value of the Company’s common stock at the time additional option is granted. The agreement also subjects Mr. Abram to confidentiality, non-competition and non-solicitation covenants.

Michael T. Oakes

In April 2005, we entered into an employment agreement with Michael T. Oakes, our Executive Vice President and Chief Financial Officer. The agreement has an initial term of three years and automatically renews for three year terms thereafter unless written notice not to extend the term is provided by us or Mr. Oakes at least 180 days prior to the end of the term. Mr. Oakes' annual base salary is currently $320,000, and he is eligible to receive discretionary bonuses as our Board may determine. Within 180 days after the close of each of our fiscal years, the Board shall review Mr. Oakes' performance during such fiscal year and decide whether to raise Mr. Oakes' base salary and award any discretionary bonus. Mr. Oakes may also participate in benefit plans generally available to our executive employees.

We may terminate the agreement for cause (as defined in the agreement), without cause (which may be for business performance or for any other reason), upon disability and may permit the agreement to expire at the end of a term. Mr. Oakes may terminate the agreement for good reason (as defined in the agreement), resign or permit the agreement to expire at end of a term.

If we terminate the agreement without cause or permit the term to expire (in either case other than for business performance), or Mr. Oakes terminates the agreement for good reason, Mr. Oakes is entitled to his base salary for 36 months, continuation of benefits for 12 months and any discretionary bonus owed on his last day of employment. If we terminate the agreement for performance, Mr. Oakes is entitled to his base salary for 18 months, continuation of benefits for 12 months and any discretionary bonus owed on his last day of employment. If we terminate the agreement for cause or disability, or Mr. Oakes resigns without good reason or permits the term to expire, we have no further obligations to Mr. Oakes, except as provided in any stock option or bonus or incentive plan. The agreement also subjects Mr. Oakes to confidentiality, non-competition and non-solicitation covenants.

Michael P. Kehoe

In November 2002, James River Management Company, Inc. entered into an employment agreement with Michael P. Kehoe, its President and Chief Executive Officer. The agreement has an initial term of three years and automatically renews for three year terms thereafter unless written notice not to extend the term is provided by James River Management or Mr. Kehoe at least 180 days prior to the end of the term. Mr. Kehoe's annual base salary is currently $300,000, and he is eligible to receive discretionary bonuses as James River Management's Board may determine. Within 180 days after the close of each of James River Management's fiscal years, the Board shall review Mr. Kehoe's performance during such fiscal year and decide whether to raise Mr. Kehoe's base salary and award any discretionary bonus. Mr. Kehoe may also participate in benefit plans generally available to James River Management's executive employees.

James River Management may terminate the agreement for cause (as defined in the agreement), without cause, for performance if James River Management's operating results fail to meet certain budgetary targets, upon disability and may permit the agreement to expire at the end of a term. Mr. Kehoe may terminate the agreement for good reason (as defined in the agreement), resign or permit the agreement to expire at end of a term.

If James River Management terminates the agreement without cause or permits the term to expire, or Mr. Kehoe terminates the agreement for good reason, Mr. Kehoe is entitled to his base salary for 18 months, continuation of benefits for 18 months, and any discretionary bonus owed on his last day of employment. If James River Management terminates the agreement for performance, Mr. Kehoe is entitled to his base salary for 12 months, continuation of benefits for 12 months, and any discretionary bonus owed on his last day of employment. If James River Management terminates the agreement for cause or disability, or Mr. Kehoe resigns without good reason or permits the term to expire, James River Management has no further obligations to Mr. Kehoe, except as provided in any stock option or bonus or incentive plan. The agreement also subjects Mr. Kehoe to confidentiality, non-competition and non-solicitation covenants.

C. Kenneth Mitchell

In October 2003, Stonewood Insurance Management Company, Inc. entered into an employment agreement with C. Kenneth Mitchell, its President and Chief Executive Officer. The agreement has an initial term of three years and automatically renews for three year terms thereafter unless written notice not to extend the term is provided by Stonewood Insurance Management or Mr. Mitchell at least 180 days prior to the end of the term. Mr. Mitchell's annual base salary is currently $364,208, and he is eligible to receive discretionary bonuses as Stonewood Insurance Management's Board may determine. Within 180 days after the close of each of Stonewood Insurance Management's fiscal years, the Board shall review Mr. Mitchell's performance during such fiscal year and decide whether to raise Mr. Mitchell's base salary and award any discretionary bonus. Mr. Mitchell may also participate in benefit plans generally available to Stonewood Insurance Management's executive employees.

Stonewood Insurance Management may terminate the agreement for cause (as defined in the agreement), without cause, for performance if Stonewood Insurance Management's operating results fail to meet certain budgetary targets, upon disability and may permit the agreement to expire at the end of a term. Mr. Mitchell may terminate the agreement for good reason (as defined in the agreement), resign or permit the agreement to expire at end of a term.

If Stonewood Insurance Management terminates the agreement without cause or permits the term to expire, or Mr. Mitchell terminates the agreement for good reason, Mr. Mitchell is entitled to his base salary for 18 months, continuation of benefits for 18 months, and any discretionary bonus owed on his last day of employment. If Stonewood Insurance Management terminates the agreement for performance, Mr. Mitchell is entitled to his base salary for 12 months, continuation of benefits for 12 months, and any discretionary bonus owed on his last day of employment. If Stonewood Insurance Management terminates the agreement upon disability, Mr. Mitchell is entitled to his base salary for 12 months and continuation of benefits for 12 months. If Stonewood Insurance Management terminates the agreement for cause or Mr. Mitchell resigns without good reason or permits the term to expire, Stonewood Insurance Management has no further obligations to Mr. Mitchell, except as provided in any stock option or bonus or incentive plan. The agreement also subjects Mr. Mitchell to confidentiality, non-competition and non-solicitation covenants.

Michael E. Crow

Our Senior Vice President — Finance and Chief Accounting Officer, Michael E. Crow, is an at-will employee. Pursuant to an offer letter provided in April 2003 and as amended in March 2004, Mr. Crow is paid a base salary, which is currently $191,475, and he is eligible to receive discretionary bonuses as our Board of Directors may determine. Mr. Crow may also participate in benefit plans generally available to our executive employees.

In the event that Mr. Crow’s employment is terminated by us for a reason other than cause (as defined in the offer letter), Mr. Crow will be entitled to his base salary for one year, to be paid in accordance with our standard payroll practices at the time. If Mr. Crow finds other employment during that one-year severance period, however, the amount of severance pay will be reduced by the amount of his new salary (and any deferred compensation) earned from the new employment during the severance period. Mr. Crow is also subject to confidentiality and non-competition covenants.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the total return, based on share price, of an investment of $100 in our common stock from August 9, 2005, the date our common stock first became publicly traded on the Nasdaq National Market, through December 30, 2005 with the Nasdaq U.S. Market and Nasdaq Insurance indices. All values assume reinvestment of the full amount of all dividends, although dividends have never been declared on our common stock. This information is provided in accordance with Securities and Exchange Commission requirements and is not necessarily indicative of future results.

	8/9/05	8/31/05	9/30/05	10/31/05	11/30/05	12/30/05
James River Group, Inc.	100	111	98	105	104	110
Nasdaq U.S. Market Index	100	99	99	98	104	102
Nasdaq Insurance Index	100	98	102	103	106	106

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYEE AND DIRECTOR PURCHASE MONEY LOANS

In connection with preferred stock offerings in 2003 and 2004, we loaned a total of $2.6 million in principal amount to directors, director affiliates, officers and other employees to purchase shares in the respective transactions. The loans have an interest rate of 4.5% per annum, payable quarterly. Principal repayments are not required until maturity. The loans mature on the earlier of ten years, a sale of the Company (as defined therein) or six months after the separation of such employee or director from us.

Each of our directors, director affiliates and executive officers fully repaid these loans in April 2005. The following sets forth those directors, director affiliates and executive officers who were indebted to the Company in excess of $60,000 since January 1, 2005 and the largest aggregate amount of indebtedness outstanding during such period.

Name	Relationship	Largest Amount Outstanding Since January 1, 2005	Amount Outstanding as of March 23, 2006
J. Adam Abram	President, Chief Executive Officer and Director	$750,000	$—
Michael P. Kehoe	President and Chief Executive Officer, James River Management Company, Inc.	$370,000	$—
Matthew Bronfman	Director	$100,000	$—
Alan N. Colner	Director	$100,000	$—
Joel L. Fleishman	Director	$100,000	$—
HRWCP 1, L.P.	Affiliate of James L. Zech, Director	$100,000	$—
Mayfair I, LLC	Affiliate of Dallas W. Luby, Director	$100,000	$—
OA Capital, LLC	Affiliate of James L. Zech, Director	$100,000	$—
Michael H. Steinhardt	Director	$100,000	$—
Richard W. Wright	Chairman of the Board	$100,000	$—

INVESTMENT ADVISORY SERVICES

Beginning in 2003, we contracted with two investment advisory firms to manage our investment portfolio. We pay the same fees, which are based on the average invested assets managed by each respective firm, under both contracts. Matthew Bronfman, a director, is a partner with Earnest Partners LLC, one of these firms. In 2005, we incurred expenses of approximately $89,000 under the agreement with Earnest Partners.

TRIDENT II, L.P.

On May 31, 2005, Stone Point Capital LLC acquired the private equity business of MMC Capital, Inc., which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The members of Stone Point, including Nicolas Zerbib, are former employees of MMC Capital. During 2005, one percent of our business originated through Marsh & McLennan Companies and its affiliated entities. Trident II, L.P. has not been affiliated with, or managed by, MMC Capital or Marsh & McLennan Companies since May 31, 2005.

WACHOVIA

Mr. Tabor, a director, is a Partner of Wachovia Capital Partners, the private equity arm of Wachovia Corporation. Wachovia Capital Markets, LLC was an underwriter in our initial public offering and is an affiliate of Wachovia Corporation. Wachovia Investors, Inc., an affiliate of Wachovia Capital Markets, LLC and Wachovia Corporation, owns 99.6% of the membership interests in Wachovia Capital Partners 2003, LLC, the sole limited partner of HRWCP 1, L.P. WCP Management Company 2003, LLC, an entity owned by the individual partners and professionals of Wachovia Capital Partners, including Mr. Tabor, is the managing member of Wachovia Capital Partners 2003, LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of our outstanding equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all such forms they file. During 2005, based solely on our review of the forms we have received, we believe that all of our directors, executive officers and greater than ten percent beneficial owners filed on a timely basis the reports required by Section 16(a) of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has also considered whether the provision of non-audit services (none of which related to financial information systems design or implementation) by Ernst & Young LLP is compatible with maintaining independence and has discussed with Ernst & Young LLP their independence, including the lead audit partner’s term of participation on the engagement.

In reliance on its reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

James L. Zech, Chairman
Joel L. Fleishman
Dallas W. Luby
Nicolas D. Zerbib

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP, which has served as the Company’s independent registered public accounting firm since fiscal year 2002, as the independent registered public accounting firm for the fiscal year ending December 31, 2006.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee believes it appropriate as a matter of policy. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, to have the opportunity to make a statement if desired and to be available to respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the aggregate fees billed for Ernst & Young LLP services for the fiscal years ended December 31, 2005 and 2004:

Description of Services	2005	2004
Audit Fees (1)	$922,136	$173,131
Audit-Related Fees (2)	9,912	22,701
Tax Fees (3)	—	24,400
All Other Fees	—	—
Total	$932,048	$220,232

(1)	Consists principally of fees related to the annual audit of our consolidated financial statements, the annual audit of our insurance subsidiaries’ statutory-basis financial statements, accounting related consultations, Securities and Exchange Commission regulatory filings and quarterly reviews subsequent to our initial public offering. For 2005, $523,140 relates to our initial public offering, including related quarterly reviews and comfort letter procedures.

(2)	Consists principally of fees for due diligence services and fees related to a routine financial examination by an insurance subsidiary’s domiciliary state insurance department.

(3)	Consists principally of fees for tax consulting services and fees for the preparation of fiscal year 2003 tax returns.

We have pre-approval policies and procedures requiring that the Audit Committee review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by our independent registered public accounting firm. Unless a type of service to be provided by the Company’s independent auditor has received general approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services exceeding the pre-approval fee level of $50,000 per engagement will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or his or her designee. Prior to our initial public offering, the Company was not required to have a formal pre-approval policy.

An engagement letter for fiscal 2006 has not yet been executed. Historically, however, the Company’s engagement letters with Ernst & Young LLP have subjected the Company to alternative dispute resolution procedures and have excluded punitive damages.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE RATIFICATION
OF ERNST & YOUNG LLP AS THE INDPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

For a stockholder proposal to be included in the proxy statement and proxy card for the 2007 annual meeting of stockholders, it must be received by our Secretary at our principal executive offices no later than December 20, 2006, which is 120 calendar days prior to the anniversary of the mailing date for this year’s Annual Meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

In order for a stockholder to nominate a candidate for director for election or to bring other business before the 2007 annual meeting, we must receive timely notice of the nomination or business in writing not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever comes first. The notice must set forth as to each matter proposed to be brought before the meeting:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting (For a director candidate to be recommended, this should include the name, age and address of the candidate as well as a summary of the candidate’s qualifications to be director of the Company, including the candidate’s educational background, occupation, employment history and related experience and the candidate’s written consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board);

•	The stockholder’s name, record address, number of shares owned beneficially or of record, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership;

•	A description of any arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and

•	A representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

In each case, notice must be sent to Secretary, James River Group, Inc., 300 Meadowmont Village Circle, Suite 333, Chapel Hill, North Carolina 27517. The above time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

OTHER MATTERS

The Company does not intend to bring before the Annual Meeting any matters other than the proposals specifically described above and knows of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of the Company’s management on such matters, including any matters dealing with the conduct of the meeting.

APPENDIX I

JAMES RIVER GROUP, INC.

AUDIT COMMITTEE CHARTER

I.    Statement of Policy

The Audit Committee (the ‘‘Committee’’) is appointed by the Board of Directors (the ‘‘Board’’) of James River Group, Inc. (the ‘‘Company’’) to assist the Board in fulfilling its oversight responsibilities relating to (1) the integrity of the financial statements of the Company and its financial reporting process, (2) internal and external auditing and the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, (4) the integrity of the Company’s systems of internal accounting and financial controls, and (5) the compliance by the Company with legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In this role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

II.    Organization and Membership

The members of the Committee shall be appointed by the Board of Directors and shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of The Nasdaq National Market, Inc. and applicable law, including the Sarbanes-Oxley Act of 2002 (the ‘‘Act’’). All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment. At least one member of the Committee shall be an ‘‘audit committee financial expert,’’ as defined under the Act and the regulations promulgated thereunder, unless the Board shall have determined that the members of the Committee have sufficient expertise in financial statement oversight that such expert is not necessary, which determination shall be disclosed in the Company’s applicable Form 10-K.

Committee members may be replaced by the Board at its discretion.

III.    Committee Authority and Responsibility

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances and help ensure that the Company’s accounting and reporting practices are in accord with all requirements and are of the highest quality. The following responsibilities of the Committee are set forth as a non-exhaustive guide to the duties of the Committee with the understanding that the Committee may supplement them as appropriate:

•	The Committee shall oversee the Company’s financial reporting process on behalf of the Board and regularly report the results of its activities to the Board.

•	The Committee should take appropriate actions to set the overall corporate ‘‘tone’’ for quality financial reporting, sound business risk practices, and ethical behavior.

•	The Committee shall be solely responsible for the appointment and retention (or termination) of the independent auditor, and shall be solely responsible for the compensation and oversight of the work of the independent auditor. The independent auditor shall report directly to the Committee.

•	The Committee shall have the authority to engage independent counsel, accounting or other advisors to advise the Committee as it determines appropriate to assist in the full performance of its functions.

•	The Committee shall approve in advance all audit services and all non-audit services provided by the independent auditors based on policies and procedures developed by the Committee. The Company shall provide the Committee with appropriate funding, as determined by the Committee, to (i) compensate the registered public accounting firm engaged for the purpose of rendering an audit report or related work or performing other audit, review or attest services, (ii) compensate any advisers employed by the Committee, and (iii) reimburse the Committee for its administrative expenses.

•	The Committee shall meet as often as it determines appropriate, but not less frequently than quarterly.

•	The Committee may form and delegate authority to subcommittees when appropriate.

•	The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

•	The Committee shall meet with management, the internal auditors, if any, and the independent auditor in separate executive sessions at least quarterly.

•	The Committee shall provide a copy of the Charter to be included as an appendix to the Company's annual proxy statement.

•	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

•	The Committee shall annually review and evaluate the Committee's own performance with the goal of continuing improvement, and will annually review and reassess the adequacy of the Charter, and recommend any changes to the Board.

In carrying out its responsibilities, the Committee shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor, prior to filing, the annual audited financial statements, including disclosures made in the Company’s annual report on Form 10-K and management's discussion and analysis.

2.	Recommend to the Board of Directors, based upon a review of the Company’s audited financial statements and discussions with management and the independent auditor, and a written statement provided by management, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

4.	Review and discuss with the independent auditor the independent auditor’s judgment as to the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

5.	Obtain from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed and the ramifications of such alternate treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

6.	Review analyses prepared by management setting forth the significant financial reporting issues or judgments made in connection with the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

7.	Approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

8.	Discuss with management, prior to release, the Company's earnings press releases, including the use of ‘‘pro forma’’ or ‘‘adjusted’’ non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

9.	Discuss with management and the independent auditor the effect of regulatory and accounting developments as well as off-balance sheet structures on the Company's financial statements.

10.	Inquire of management, the internal auditor, and the independent auditor about any potential financial risks or exposures and assess the steps management should take or has taken to identify and minimize such risk.

11.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company's response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

12.	Discuss with management, the internal auditor and the independent auditor the adequacy and effectiveness of the Company’s internal controls.

13.	Review with the Chief Executive Officer and the Chief Financial Officer the Company’s disclosure controls and procedures and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures.

14.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company's Relationship with the Independent Auditor

15.	Meet with the independent auditors, with and without management present, to discuss the results of their examinations and provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee.

16.	Discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation.

17.	Review the experience and qualifications of the senior members of the independent auditor team.

18.	Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any issues raised in clause (b) above, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

19.	Adopt a policy of rotating the lead and concurring audit partner every five years and consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

20.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

21.	Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

Compliance Oversight Responsibilities

22.	Obtain from the independent auditor assurance that it is not aware of any circumstances that would require reporting under Section 10A(b) of the Securities Exchange Act of 1934.

23.	Obtain reports from management and the Company's senior internal auditing executive that the Company is in conformity with applicable legal requirements and the Company's Code of Conduct and advise the Board with respect to such compliance.

24.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

25.	Review with management and the independent auditor and approve all transactions or courses of dealing with parties related to the Company.

26.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

27.	Discuss with the Company's counsel legal and regulatory matters that may have a material impact on the Company’s financial statements, and compliance policies and programs, including corporate securities trading policies.

28.	Perform any other activities consistent with this Charter as the Committee or the Board may deem necessary or appropriate.

Limitation of Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company’s Code of Conduct.

Annual Meeting Proxy Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BELOW. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

A    Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Alan N. Colner
02 - Dallas W. Luby
03 - A. Wellford Tabor
04 - Nicolas D. Zerbib

B    Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2006.
3.	In their discretion, to transact other business as may properly come before the meeting or any postponement or adjournment thereof.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. The proxy may be revoked prior to its exercise.

Note: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Proxy - James River Group, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2006

The undersigned hereby appoints J. Adam Abram and Michael T. Oakes, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of James River Group, Inc. (the "Company"), to be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th Floor, New York, NY 10104, on May 23, 2006 at 10:00 a.m., Eastern time, and all adjournments thereof, and to vote, as indicated on the reverse side, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no specific direction is given, this proxy will be voted FOR each of the proposals.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)